Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the HORIZON Pharmacies, Inc. 2000 Stock Option Plan of our report dated March 31, 2000, (except for the third paragraph of Note 7 (A) as to which the date is April 14, 2000), with respect to the consolidated financial statements and schedule of HORIZON Pharmacies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma
August 17, 2000